Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the securities of VimpelCom Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated December 13, 2013

ALTIMO COÖPERATIEF U.A.
By:	/s/ Franz Wolf
Name:	Franz Wolf
Title:	Director

ALTIMO HOLDINGS & INVESTMENTS LTD.
By:	/s/ Franz Wolf
Name:	Franz Wolf
Title:	Director

CTF HOLDINGS LIMITED
By:	/s/ Franz Wolf
Name:	Franz Wolf
Title:	Director

CROWN FINANCE FOUNDATION
By:	/s/ Franz Wolf
Name:	Franz Wolf
Title:	Attorney-in-Fact

LETTERONE OVERSEAS INVESTMENTS LIMITED
By:	/s/ Franz Wolf
Name:	Franz Wolf
Title:	Director

LETTERONE HOLDINGS S.A.
By:	/s/ Jonathan Muir
Name:	Jonathan Muir
Title:	Director

RONIJU HOLDINGS LIMITED
By:	/s/ Franz Wolf
Name:	Franz Wolf
Title:	Director